EXHIBIT 11.2

COMPUTATION OF PER SHARE EARNINGS
Three-Month, Six-Month, and Twelve-Month
Periods Ended June 30, 1995

                                                                  Fully
Three Months Ended June 30, 1995:               Primary          Diluted
=================================              ==========      ==========
Weighted Average Number of Shares:

 Average Common Shares Outstanding at
  June 30, 1995                                63,474,328      63,474,328
 Dilutive Effect for Nonqualified
  Stock Options at June 30, 1995                  297,749         332,072
                                               ----------      ----------
 Weighted Average Shares at June 30, 1995      63,772,077      63,806,400
                                               ==========      ==========

Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)

  Net Income                                   $   26,948      $   26,948
  Dividend Requirements on Preferred Shares           765             765
                                               ----------      ----------
  Balance Available for Common Shareholders    $   26,183      $   26,183
                                               ==========      ==========
Earnings Per Average Common Share              $     0.41(a)   $     0.41(a)
                                               ==========      ==========

                                                                  Fully
Six Months Ended June 30, 1995:                 Primary          Diluted
===============================                ==========      ==========
Weighted Average Number of Shares:

  Average Common Shares Outstanding at
   June 30, 1995                               63,787,171      63,787,171
  Dilutive Effect for Nonqualified
   Stock Options at June 30, 1995                 253,571         332,072
                                               ----------      ----------
  Weighted Average Shares at June 30, 1995     64,040,742      64,119,243
                                               ==========      ==========

Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                (Dollars in thousands)

  Net Income                                   $   87,279      $   87,279
  Dividend Requirements on Preferred Shares         1,531           1,531
                                               ----------      ----------
  Balance Available for Common Shareholders    $   85,748      $   85,748
                                               ==========      ==========
Earnings Per Average Common Share              $     1.34(a)  $      1.34(a)
                                               ==========      ==========

                                                                 Fully
Twelve Months Ended June 30, 1995:              Primary         Diluted
==================================             ==========      ==========
Weighted Average Number of Shares:

  Average Common Shares Outstanding at
   June 30, 1995                               64,029,078      64,029,078
  Dilutive Effect for Nonqualified
   Stock Options at June 30, 1995                 184,118         332,072
                                               ----------      ----------
  Weighted Average Shares at June 30, 1995     64,213,196      64,361,150
                                               ==========      ==========


Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                  (Dollars in thousands)

  Net Income                                   $  164,747      $  164,747
  Dividend Requirements on Preferred Shares         3,063           3,063
                                               ----------      ----------
  Balance Available for Common Shareholders    $  161,684      $  161,684
                                               ==========      ==========
Earnings Per Average Common Share              $     2.52(a)   $     2.51(a)
                                               ==========      ==========

Note:
(a) This calculation is submitted in accordance with regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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